EXHIBIT 23(a)



The Board of Directors
Wells Fargo & Company:

We consent to the use of our report incorporated herein by reference and to the reference of our firm under the heading
"Experts" in the prospectus.


                             /s/ KPMG Peat Marwick LLP


San Francisco, CA
August 2, 1995